UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

TG-17, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43087	83-1751618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(888) 567-6234

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2025, we entered into a Securities Purchase Agreement (the “SPA”) with Ascent Partners Fund LLC (“Ascent”) for the issuance and sale of a total of 549,451 shares of Series D Preferred Stock and warrants to purchase of a total of 25,000,000 shares of our common stock. At the initial closing under the SPA on October 27, 2025, we issued 109,891 shares of Series D Preferred Stock for consideration of $1,000,000, together with warrants to purchase a total of 25,000,000 shares of our common stock exercisable at a price of $12.35 per share. On December 1, 2025, at a second closing under the SPA, we issued 32,967 additional shares of Series D Preferred Stock for consideration of $300,000. On December 12, 2025, at a third closing under the SPA, we issued 49,451 additional shares of Series D Preferred Stock for consideration of $450,000. On December 22, 2025, at a fourth closing under the SPA, we issued 32,967 additional shares of Series D Preferred Stock for consideration of $300,000. On January 12, 2026, at a fifth closing under the SPA, we issued 93,407 additional shares of Series D Preferred Stock for consideration of $850,000. On January 30, 2026, at a sixth closing under the SPA, we issued 131,867 additional shares of Series D Preferred Stock for consideration of $1,200,000.

In connection with the January 30, 2026 closing, we entered into Amendment No. 5 to the SPA, which is filed herewith as Exhibit 10.1. Pursuant to the terms of the SPA, as amended, effective immediately upon the listing of our common stock on Nasdaq, Ascent will purchase a final tranche of 98,901 of Series D Preferred Stock for additional consideration of $900,000, resulting in a total of 549,451 total outstanding shares of Series D Preferred Stock. Series D Preferred Stock, which has a stated value of $10.00 per share, is convertible to common stock at a price of $12.35 per share, subject to adjustment as provided in the certificate of designation, as amended, for the Series D Preferred Stock. A total of 444,901 shares of Common Stock are issuable upon conversion of all shares of Series D Preferred Stock and expected to be outstanding on the date our common stock is listed on Nasdaq.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, above, is incorporated herein by reference. The issuance and sale of Series D Preferred Stock to Ascent was exempt from registration under the Securities Act pursuant to Rule 506(b) thereunder. The shares were offered exclusively to accredited investors and we did not engage in any general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 5 to Securities Purchase Agreement dated as of October 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2026	TG-17, Inc.

	By:	/s/ Doron Kempel
	Name:	Doron Kempel
	Title:	Chief Executive Officer